UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GOLDEN ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. GOLDEN ENTERTAINMENT, INC. *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on June 13, 2017. GOLDEN ENTERTAINMENT, INC. ATTN: INVESTOR RELATIONS 6595 S. JONES BLVD. LAS VEGAS, NV 89118 Meeting Information Meeting Type: Annual Meeting of Shareholders For holders as of: April 18, 2017 Date: June 13, 2017 Time: 2:00 PM PDT Location: Sierra Gold 6515 S. Jones Blvd. Las Vegas, NV 89118 See the reverse side of this notice to obtain proxy materials and voting instructions. E28341-

P93234

e Please Choose One of the

Voting Items The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) Blake L. Sartini 02) Lyle A. Berman 03) Timothy J. Cope 04) Mark A. Lipparelli 05) Robert L. Miodunski 06) Neil I. Sell 07) Terrence L. Wright The Board of Directors recommends you vote FOR proposals 2 and 3. 2. To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the accompanying proxy statement; and 3. To ratify the appointment of Piercy Bowler Taylor & Kern, Certified Public Accountants, as our independent registered public accounting firm for the year ending December 31, 2017. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. E28343-P93234

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